Exhibit 99.1

November 7, 2017
Press Release No. 1419
For Immediate Release:

Coherent, Inc. Reports Fourth Fiscal Quarter and Year-End Results

SANTA CLARA, CA, November 7, 2017 -- Coherent, Inc. (NASDAQ, COHR), one of the world’s leading providers of lasers, laser-based technologies and laser-based system solutions in a broad range of scientific, commercial and industrial applications, today announced financial results for its fourth fiscal quarter and fiscal year ended September 30, 2017.

FINANCIAL HIGHLIGHTS

	Three Months Ended			Year Ended
	Sep. 30, 2017	July 1, 2017	Oct. 1, 2016	Sep. 30, 2017	Oct. 1, 2016
GAAP Results
(in millions except per share data)
Net sales	$490.3	$464.1	$248.5	$1,723.3	$857.4
Net income	$73.8	$61.1	$30.8	$207.1	$87.5
Diluted EPS	$2.96	$2.46	$1.25	$8.36	$3.58

Non-GAAP Results
(in millions except per share data)
Net income	$92.5	$83.4	$40.5	$311.4	$115.9
Diluted EPS	$3.72	$3.36	$1.65	$12.57	$4.75

FOURTH FISCAL QUARTER AND FISCAL YEAR DETAILS

For the fourth fiscal quarter ended September 30, 2017, Coherent announced net sales of $490.3 million and net income, on a U.S. generally accepted accounting principles (GAAP) basis, of $73.8 million, or $2.96 per diluted share. These results compare to net sales of $248.5 million and net income of $30.8 million, or $1.25 per diluted share, for the fourth quarter of fiscal 2016.

Non-GAAP net income for the fourth quarter of fiscal 2017 was $92.5 million, or $3.72 per diluted share. Non-GAAP net income for the fourth quarter of fiscal 2016 was $40.5 million, or $1.65 per diluted share. Reconciliations of GAAP to non-GAAP financial measures for the three months ended September 30, 2017, July 1, 2017 and October 1, 2016, and for the fiscal years ended September 30, 2017 and October 1, 2016 appear in the financial statements portion of this release under the heading "Reconciliation of GAAP to Non-GAAP net income".

Net sales for the third quarter of fiscal 2017 were $464.1 million and net income, on a GAAP basis, was $61.1 million, or $2.46 per diluted share. Non-GAAP net income for the third quarter of fiscal 2017 was $83.4 million, or $3.36 per diluted share.

Exhibit 99.1

For the fiscal year ended September 30, 2017, Coherent posted net sales of $1,723.3 million and net income of $207.1 million, or $8.36 per diluted share, on a GAAP basis compared to the prior year net sales of $857.4 million and net income on a GAAP basis of $87.5 million, or $3.58 per diluted share. For the fiscal year ended September 30, 2017, Coherent posted net income on a non-GAAP basis of $311.4 million, or $12.57 per diluted share, compared to the prior year net income on a non-GAAP basis of $115.9 million, or $4.75 per diluted share.

As previously announced, on November 7, 2016, Coherent completed its acquisition of Rofin-Sinar Technologies, Inc. ("Rofin"), one of the world's leading developers and manufacturers of high-performance industrial laser sources and laser-based solutions and components. As a result, Rofin’s operating results were consolidated for the period from November 7, 2016 through December 31, 2016 in Coherent’s first fiscal quarter results ended December 31, 2016, and a full quarter of Rofin’s operating results in Coherent’s second, third and fourth fiscal quarter results ended April 1, 2017, July 1, 2017 and September 30, 2017, respectively.

"Coherent capped a record setting year with a record setting fourth fiscal quarter.  Customer demand over the course of fiscal 2017 was outstanding and resulted in record annual orders of over $2.0 billion.  Microelectronics orders led the way due to sustained strength in OLED deployment and service, very high semi capex spending and a modest rebound in advanced packaging.  Materials processing orders grew dramatically based upon the Rofin acquisition and organic growth.  OEM instrumentation also put up impressive numbers as growth in the core diagnostic and therapeutic space was complemented by organic and acquisitive growth in the aerospace and defense market,” said John Ambroseo, Coherent’s President and Chief Executive Officer.  “These record results drove strong cash flow and as a result, we made a voluntary 75 million Euro prepayment in September on our debt.  As we enter fiscal 2018, we are very well positioned with backlog at an all-time high, synergies flowing in from the integration of Rofin, and very strong cash generation. The outlook remains positive across the company’s four verticals and sets us up for another strong year from operations," Ambroseo added.

CONFERENCE CALL REMINDER

The Company will host a conference call today to discuss its financial results at 1:30 P.M. Pacific (4:30 P.M. Eastern). A listen-only broadcast of the conference call and a transcript of management's prepared remarks can be accessed on the Company's website at http://www.coherent.com/Investors/. For those who are not able to listen to the live broadcast, the call will be archived for approximately three months on the Company's website

Exhibit 99.1

Summarized statement of operations information is as follows (unaudited, in thousands, except per share data):

	Three Months Ended			Year Ended
	Sep. 30, 2017	July 1, 2017	Oct. 1, 2016	Sep. 30, 2017	Oct. 1, 2016

Net Sales	$490,298	$464,107	$248,461	$1,723,311	$857,385
Cost of sales(A)(B)(E)(G)(H)	268,244	256,921	134,125	973,042	475,993
Gross profit	222,054	207,186	114,336	750,269	381,392
Operating expenses:
Research & development(A)(B)(H)	31,063	30,483	20,265	119,166	81,801
Selling, general & administrative(A)(B)(F)(G)(H)	73,482	72,383	45,168	292,084	169,138
Gain on business combination (C)	—	—	—	(5,416)	—
Impairment of assets held for sale (D)	2,916	—	—	2,916	—
Amortization of intangible assets(E)	2,964	3,743	864	16,024	2,839
Total operating expenses	110,425	106,609	66,297	424,774	253,778
Income from operations	111,629	100,577	48,039	325,495	127,614
Other income (expense), net(B)(I)	(10,415)	(7,942)	(3,568)	(23,440)	(4,718)
Income from continuing operations, before income taxes	101,214	92,635	44,471	302,055	122,896
Provision for income taxes (J)	28,327	29,764	13,686	93,411	35,394
Net income from continuing operations	72,887	62,871	30,785	208,644	87,502
Income (loss) from discontinued operations, net of income taxes	865	(1,754)	—	(1,522)	—
Net Income	$73,752	$61,117	$30,785	$207,122	$87,502

Net income (loss) per share:
Basic from continuing operations	2.97	2.56	1.27	8.52	3.62
Basic from discontinued operations	0.03	(0.07)	—	(0.06)	—
Basic earnings per share	$3.00	$2.49	$1.27	$8.46	$3.62
Diluted from continuing operations	2.93	2.53	1.25	8.42	3.58
Diluted from discontinued operations	0.03	(0.07)	—	(0.06)	—
Diluted earnings per share	$2.96	$2.46	$1.25	$8.36	$3.58

Shares used in computations:
Basic	24,568	24,537	24,244	24,487	24,142
Diluted	24,883	24,823	24,582	24,777	24,415

Exhibit 99.1

(A)	Stock-based compensation expense included in operating results is summarized below (all footnote amounts are unaudited, in thousands, except per share data):

Stock-based compensation expense	Three Months Ended			Year Ended
	Sep. 30, 2017	July 1, 2017	Oct. 1, 2016	Sep. 30, 2017	Oct. 1, 2016
Cost of sales	$923	$880	$682	$3,541	$2,558
Research & development	684	639	622	2,973	2,268
Selling, general & administrative	5,588	5,373	4,032	23,911	15,331
Impact on income from operations	$7,195	$6,892	$5,336	$30,425	$20,157

For the quarters ended Sep. 30, 2017, July 1, 2017 and Oct. 1, 2016, the impact on net income, net of tax was $5,277 ($0.21 per diluted share), $5,041 ($0.20 per diluted share) and $3,890 ($0.16 per diluted share), respectively. For the years ended Sep. 30, 2017 and Oct. 1, 2016, the impact on net income, net of tax was $23,352 ($0.94 per diluted share) and $15,261 ($0.63 per diluted share), respectively.

(B)
Changes in deferred compensation plan liabilities are included in cost of sales and operating expenses while gains and losses on deferred compensation plan assets are included in other income (expense), net. Deferred compensation expense (benefit) included in operating results is summarized below:

Deferred compensation expense (benefit)	Three Months Ended			Year Ended
	Sep. 30, 2017	July 1, 2017	Oct. 1, 2016	Sep. 30, 2017	Oct. 1, 2016
Cost of sales	$43	$53	$43	$166	$78
Research & development	133	163	167	629	333
Selling, general & administrative	692	1,014	883	3,074	1,719
Impact on income from operations	$868	$1,230	$1,093	$3,869	$2,130

For the quarters ended Sep. 30, 2017, July 1, 2017 and Oct. 1, 2016, the impact on other income net from gains or losses on deferred compensation plan assets was income of $883, $1,204 and $1,007, respectively. For the years ended Sep. 30, 2017 and Oct. 1, 2016, the impact on other income net from gain or losses on deferred compensation plan assets was income of $3,909 and $1,988, respectively. The net gain on deferred compensation assets excludes a death benefit of $1,301 in the quarter and year ended Sep. 30, 2017.

(C)	For the year ended Sep. 30, 2017, the gain from business combination was $5,416 ($3,426 net of tax ($0.14 per diluted share)).

(D)	For the quarter and year ended Sep. 30, 2017, the impairment of net assets held for sale was $2,916 ($1,885 net of tax ($0.08 per diluted share)).

(E)
For the quarters ended Sep. 30, 2017, July 1, 2017 and Oct. 1, 2016, the impact of amortization of intangible expense was $16,253 ($11,546 net of tax ($0.46 per diluted share)), $15,452 ($10,870 net of tax ($0.44 per diluted share)) and $2,249 ($1,554 net of tax ($0.06 per diluted share)), respectively. For the years ended Sep. 30, 2017 and Oct. 1, 2016, the impact of amortization of intangible expense was $60,556 ($42,715 net of tax ($1.72 per diluted share)) and $8,450 ($5,824 net of tax ($0.24 per diluted share)), respectively.

(F)
The quarters ended July 1, 2017 and Oct. 1, 2016 included $426 ($269 net of tax ($0.01 per diluted share)) and $3,177 ($2,077 net of tax ($0.08 per diluted share)), respectively, of costs related to the acquisition of Rofin. The years ended Sep. 30, 2017 and Oct. 1, 2016 included $17,587 ($17,425 net of tax ($0.70 per diluted share)) and $9,811 ($6,353 net of tax ($0.26 per diluted share)), respectively, of costs related to the acquisition of Rofin.

(G)
For the quarter ended July 1, 2017, the impact of inventory step-up costs related to acquisitions was $4,445 ($3,172 net of tax ($0.13 per diluted share)). For the year ended Sep. 30, 2017, the impact of inventory and favorable lease step-up costs related to acquisitions was $26,768 ($19,042 net of tax ($0.77 per diluted share)).

Exhibit 99.1

(H)
For the quarters ended Sep. 30, 2017 and July 1, 2017, the impact of restructuring charges was $3,201 ($2,273 net of tax ($0.09 per diluted share)) and $1,500 ($1,131 net of tax ($0.05 per diluted share)), respectively. For the year ended Sep. 30, 2017, the impact of restructuring charges was $12,320 ($8,382 net of tax ($0.34 per diluted share)).

(I)
For the quarter ended Oct.1, 2016, the loss on our hedge of the debt commitment was $2,234 ($1,413 net of tax ($0.06 per diluted share)). For the years ended Sep. 30, 2017 and Oct. 1, 2016, the gain (loss) on our hedge of the debt commitment and issuance of debt was a gain of $11,298 ($7,147 net of tax ($0.29 per diluted share)) and a loss of $2,234 ($1,413 net of tax ($0.06 per diluted share)), respectively. For the quarter ended Oct. 1, 2016, interest expense on the debt commitment was $1,089 ($754 net of tax ($0.03 per diluted share)). For the years ended Sep. 30, 2017 and Oct. 1, 2016, interest expense on the debt commitment was $2,665 ($1,844 net of tax ($0.07 per diluted share)) and $1,089 ($754 net of tax ($0.03 per diluted share)), respectively.

(J)
The quarter and year ended Sep. 30, 2017 included a $1,358 ($0.05 per diluted share) non-recurring tax benefit from the closure of audits. The year ended Oct. 1, 2016 included a $1,221 ($0.05 per diluted share), non-recurring tax benefit from the renewal of the R&D tax credit for fiscal 2015.

Summarized balance sheet information is as follows (unaudited, in thousands):

	Sep. 30, 2017	Oct. 1, 2016
ASSETS
Current assets:
Cash, cash equivalents and short-term investments	$476,673	$399,953
Accounts receivable, net	305,668	165,715
Inventories	414,807	212,898
Assets held for sale	44,248	—
Prepaid expenses and other assets	70,268	37,073
Total current assets	1,311,664	815,639
Property and equipment, net	278,850	127,443
Other assets	747,286	218,066
Total assets	$2,337,800	$1,161,148

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Short-term borrowings	$5,078	$20,000
Accounts payable	75,860	45,182
Other current liabilities	338,207	136,312
Total current liabilities	419,145	201,494
Other long-term liabilities	755,391	48,826
Total stockholders’ equity	1,163,264	910,828
Total liabilities and stockholders’ equity	$2,337,800	$1,161,148
Certain reclassifications have been made to prior year amounts to conform to the current year’s presentation.

Reconciliation of GAAP to Non-GAAP net income (unaudited, in thousands, (other than per share data), net of tax):

Exhibit 99.1

	Three Months Ended			Year Ended
	Sep. 30, 2017	July 1, 2017	Oct. 1, 2016	Sep. 30, 2017	Oct. 1, 2016
GAAP net income from continuing operations	$72,887	$62,871	$30,785	$208,644	$87,502
Stock-based compensation expense	5,277	5,041	3,890	23,352	15,261
Amortization of intangible assets	11,546	10,870	1,554	42,715	5,824
Restructuring charges	2,273	1,131		8,382
Non-recurring tax benefit	(1,358)	—	—	(1,358)	(1,221)
Impairment of assets held for sale	1,885	—	—	1,885	—
Acquisition-related costs	—	269	2,077	17,425	6,353
Interest expense on debt commitment	—	—	754	1,844	754
(Gain) loss on hedge of debt and debt commitment	—	—	1,413	(7,147)	1,413
Gain on business combination	—	—	—	(3,426)	—
Purchase accounting step-up	—	3,172	—	19,042	—
Non-GAAP net income	$92,510	$83,354	$40,473	$311,358	$115,886

Non-GAAP net income per diluted share	$3.72	$3.36	$1.65	$12.57	$4.75

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements, as defined under the Federal securities laws. These forward-looking statements include the statements in this press release that relate to the Company’s financial and business position, timing of conversion of backlog, expected synergies from the integration of Rofin-Sinar Technologies, Inc., outlook for the Company’s business in the Company’s vertical markets and the expected strong year from operations. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement. Factors that could cause actual results to differ materially include risks and uncertainties, including, but not limited to, risks associated with any general market recovery, growth in demand for our products, customer acceptance of our products, the worldwide demand for flat panel displays, the demand for and use of our products in commercial applications, our ability to general sufficient cash to fund capital spending or debt repayment, our successful implementation of our customer design wins, our and our customers’ exposure to risks associated with worldwide economic conditions, our customers’ ability to cancel long-term purchase orders, the ability of our customers to forecast their own end markets, our ability to accurately forecast future periods, customer acceptance and adoption of our new product offerings, continued timely availability of products and materials from our suppliers, our ability to timely ship our products and our customers’ ability to accept such shipments, our ability to convert backlog into revenue, our ability to have our customers qualify our product offerings, worldwide government economic policies, our ability to integrate the business of Rofin successfully, manage our expanded operations and achieve anticipated synergies, and other risks identified in the Company’s SEC filings. Readers are encouraged to refer to the risk disclosures and critical accounting policies and estimates described in the Company’s reports on Forms 10-K, 10-Q and 8-K, as applicable and as filed from time-to-time by the Company. Actual results, events and performance may differ materially from those presented herein. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to update these forward-looking statements as a result of events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Exhibit 99.1

Founded in 1966, Coherent, Inc. is one of the world’s leading providers of lasers, laser-based technologies and laser-based system solutions for scientific, commercial and industrial customers. Our common stock is listed on the Nasdaq Global Select Market and is part of the Russell 1000 and Standard & Poor’s MidCap 400 Index. For more information about Coherent, visit the company's website at www.coherent.com/ for product and financial updates.

5100 Patrick Henry Dr. . P. O. Box 54980, Santa Clara, California 95056–0980 . Telephone (408) 764-4000